Exhibit 5.1

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, Georgia 30309-3521 Phone: 404/ 572-4600 Fax: 404/572-5100 www.kslaw.com

August 23, 2012

SunTrust Banks, Inc.

303 Peachtree Street, NE

Atlanta, Georgia 30308

Re:	Registration of an Indeterminate Amount of Securities

Ladies and Gentlemen:

We have acted as counsel for SunTrust Banks, Inc., a Georgia corporation (the “Company”), in connection with the registration pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, of an indeterminate amount of:

(a) Senior Debt Securities of the Company (the “Senior Debt Securities”), which may be issued pursuant to an Indenture (the “Senior Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Senior Trustee”), and which include the Company’s debt securities designated as its Global Medium-Term Notes, Series A (the “Series A Notes”) issuable under the Master Agency Agreement dated as of September 13, 2010 (as amended, the “Master Agency Agreement”) among the Company and the agents named therein;

(b) Subordinated Debt Securities of the Company (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an Indenture (the “Subordinated Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Subordinated Trustee”);

(c) Purchase Contracts of the Company (the “Purchase Contracts”);

(d) Units (“Units”) consisting of Purchase Contracts and Debt Securities, which may or may not be separable from one another;

(e) Warrants of the Company (the “Warrants”);

(f) Shares of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”);

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August 23, 2012

(g) Shares of Preferred Stock of the Company, no par value (the “Preferred Stock”); and

(h) Depositary Shares, each representing a fractional interest in a share of Preferred Stock (the “Depositary Shares”), to be issued under a deposit agreement (the “Deposit Agreement”).

In so acting, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

We have assumed that the execution and delivery of, and the performance of all obligations under, the Senior Indenture, the Subordinated Indenture and the Deposit Agreement have been or will have been duly authorized by all requisite action by each party thereto (other than the Company), and that such documents are or will be the valid and binding agreements of each party thereto (other than the Company) enforceable against each party thereto (other than the Company) in accordance with their respective terms.

This opinion is limited in all respects to the federal laws of the United States of America, the laws of the States of Georgia and New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, we are of the opinion that:

(i) Upon due authorization thereof, the Senior Debt Securities, including the Series A Notes, when (a) the definitive terms and provisions of the Senior Debt Securities have been duly authorized and established and (b) executed and delivered by the Company and authenticated by the Senior Trustee under the Senior Indenture (and, in the case of the Series A Notes, in accordance with the Master Agency Agreement) and delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

(ii) The Subordinated Debt Securities, when (a) the Subordinated Indenture has been duly authorized, executed and delivered by the Company and the Subordinated Trustee, (b) the definitive terms and provisions of the Subordinated Debt Securities have been duly authorized and established and (c) executed and delivered by the Company and authenticated by the Subordinated Trustee under the Subordinated Indenture and delivered to and paid for by the

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purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

(iii) The Purchase Contracts, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto, (b) the board of directors of the Company or a duly authorized committee thereof has taken all necessary corporate action to approve and establish the terms of the Purchase Contracts and to authorize and approve the issuance thereof and (c) the Purchase Contracts have been delivered and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

(iv) The Units, when (a) the underwriting or similar agreement for the Units has been duly authorized, executed and delivered by the parties thereto, (b) the board of directors of the Company or a duly authorized committee thereof has taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof and (c) the Units have been delivered and paid for by the purchasers thereof, the Units will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

(v) The Warrants, when (a) the warrant agreement has been duly authorized, executed and delivered by the parties thereto, (b) the board of directors of the Company or a duly authorized committee thereof has taken all necessary corporate action to approve and establish the terms of the Warrants and to authorize and approve the issuance thereof and (c) the Warrants have been delivered and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

(vi) Upon the due authorization of the issuance thereof, any shares of Common Stock, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto and (b) the shares of Common Stock have been delivered to and paid for by the purchasers thereof will be validly issued, fully paid and nonassessable shares of Common Stock;

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(vii) Upon the due authorization of the issuance thereof, any shares of Preferred Stock, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto and (b) the shares of Preferred Stock have been delivered to and paid for by the purchasers thereof will be validly issued, fully paid and nonassessable shares of Preferred Stock; and

(viii) Upon the due authorization of the issuance thereof, any Depositary Shares, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto and (b) the Depositary Shares have been issued and delivered in accordance with the terms of the Deposit Agreement, will have been validly issued and will represent a fractional interest in a validly issued, fully paid and nonassessable share of Preferred Stock.

In connection with our opinions in Paragraphs (i) and (ii) above, we note that, as of the date of this opinion, a judgment for money in an action based on Senior Debt Securities or Subordinated Debt Securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency in which a particular Senior Debt Security or Subordinated Debt Security is payable into United States dollars will depend upon various factors, including which court renders the judgment. However, if a judgment for money in an action based on the Senior Debt Securities or Subordinated Debt Securities were entered by a New York court, such court would enter the judgment in the foreign currency.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered for the benefit of the Company in connection with the matters addressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Validity of Securities” in the prospectus that forms a part thereof. In addition, if a pricing supplement relating to the offer and sale of any particular Series A Note or Series A Notes is prepared and filed by the Company with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of King & Spalding LLP, as counsel to the Company, when the notes offered by this pricing supplement have been executed and issued by the Company and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of

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equity. This opinion is given as of the date hereof and is limited to the federal laws of the United States of America and the laws of the States of New York and Georgia. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution, delivery and, with respect to the notes, authentication, of the indenture and the notes and the validity, binding nature and enforceability of the indenture and notes with respect to the trustee, all as stated in the letter of such counsel dated August 23, 2012, which has been filed as an exhibit to the Company’s Registration Statement relating to the notes filed with the Commission on such date. [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes denominated in a foreign currency.]”

Sincerely,

/s/ King & Spalding LLP

King & Spalding LLP